Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

The Toro Company

(Exact name of registrant as specified in its charter)

Table 1:  Newly Registered Securities

Security type	Security class title	Fee calculation rule	Amount registered(1)	Proposed maximum offering price per unit(2)	Maximum aggregate offering price	Fee rate	Amount of registration fee
Equity – 2022 Plan	Common Stock, par value $1.00 per share(3)	457(c) and 457 (h)	1,250,000 shares	$84.54	$105,675,000.00	$92.70 per $1,000,000	$9,796.07
Equity - 2010 Plan	Common Stock, par value $1.00 per share(4)	457(c) and 457 (h)	2,515,966 shares	$84.54	$212,699,765.64	$92.70 per $1,000,000	$19,717.27
Total Offering Amounts					$318,374,765.64		$29,513.34
Total Fee Offsets							$0.00
Net Fee Due							$29,513.34

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that become issuable under The Toro Company 2022 Equity and Incentive Plan (the “2022 Plan”) by reason of any stock split, stock dividend or other similar transaction effected without receipt of consideration where the registrant’s outstanding shares of common stock are increased, converted or exchanged.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the registrant’s common stock, as reported by the New York Stock Exchange on March 17, 2022.

(3)	Represents shares of the registrant’s common stock available for issuance under the 2022 Plan.
(4)

Represents shares of the registrant’s common stock remaining available for issuance under The Toro Company Amended and Restated 2010 Equity and Incentive Plan, as amended and restated (the “2010 Plan”), as of the effective date of the 2022 Plan (the “Effective Date”) but not subject to outstanding awards as of the Effective Date. These shares were previously registered on Registration Statements on Form S-8 (Registration Statement Nos. 333-165582 and 333-204336). A post-effective amendment to the foregoing Registration Statement on Form S-8 is being filed contemporaneously with the filing of this Registration Statement on Form S-8 to deregister such shares.